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                                                                   EXHIBIT 11(B)

                              CONSENT OF COUNSEL


          We hereby consent to the use of our name and to the reference to our firm under the captions "Management of the Company" and "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 20 to the Registration Statement (File Nos. 33-27491 and 811-5782) on Form N-1A of M.S.D. & T. Funds, Inc. under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our firm under such captions we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under
Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder .


                                             /s/ DRINKER BIDDLE & REATH LLP
                                             ------------------------------
                                             DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania
December 5, 1997